Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Organization
Wheeler REIT, L.P.	Virginia
Wheeler Interests, LLC	Virginia
Wheeler Real Estate, LLC	Virginia
WHLR - Brook Run Associates, LLC	Delaware
Chesapeake Square Associates, LLC	Delaware
DF I - Courtland, LLC	Virginia
LaGrange Associates, LLC	Virginia
WHLR - Lumber River, LLC	Delaware
WHLR - PCSC Associates, LLC	Delaware
Riversedge Office Associates, LLC	Virginia
Tuckernuck Associates, LLC	Virginia
WHLR - Alex City Marketplace, LLC	Delaware
WHLR - Beaver Ruin Village II, LLC	Delaware
WHLR - Beaver Ruin Village, LLC	Delaware
WHLR - Brook Run Property, LLC	Virginia
WHLR - Bryan Station LLC	Delaware
WHLR – Bra I Associates, LLC	Delaware
WHLR – Bra II Associates, LLC	Delaware
WHLR - Cardinal Plaza, LLC	Delaware
WHLR - Clover LLC	Delaware
WHLR - Conyers Crossing, LLC	Delaware
WHLR - Crockett Square, LLC	Delaware
WHLR - Cypress LLC	Delaware
WHLR - Darien, LLC	Delaware
WHLR - Folly Road Crossing, LLC	Delaware
WHLR - Ft. Howard Square, LLC	Delaware
WHLR - Franklinton Square, LLC	Delaware
WHLR - Freeway Junction LLC	Delaware
WHLR - Georgetown, LLC	Delaware
WHLR - Grove Park, LLC	Delaware
WHLR - Harrodsburg Marketplace LLC	Delaware
WHLR - Ladson Crossing, LLC	Delaware
WHLR - Lake Greenwood Crossing, LLC	Delaware
WHLR - Litchfield Market Village, LLC	Delaware
WHLR - Moncks Corner, LLC	Delaware
WHLR - Mullins South Park, LLC	Delaware
WHLR - Nashville Commons, LLC	Delaware
WHLR - Parkway Plaza, LLC	Delaware
WHLR - Pierpont Center, LLC	Delaware
WHLR - Ridgeland, LLC	Delaware
WHLR - Shoppes at Myrtle Park, LLC	Delaware
WHLR - South Square LLC	Delaware
WHLR - St. George LLC	Delaware
WHLR – St. George II, LLC	Delaware

WHLR - Sunshine Shopping Plaza, LLC	Delaware
WHLR - Waterway LLC	Delaware
WHLR - Westland LLC	Delaware
WHLR - Forrest Gallery, LLC	Delaware
WHLR – Surrey Plaza, LLC	Delaware
WHLR - Tampa Festival, LLC	Delaware
WHLR - Twin City Associates, LLC	Delaware
WHLR - Sangaree Associates, LLC	Delaware
WHLR - LaGrange, LLC	Delaware
WHLR - Riverbridge Shopping Center, LLC	Delaware
WHLR - Rivergate, LLC	Delaware
WHLR - Franklin Village, LLC	Delaware
WHLR - Laburnum Square, LLC	Delaware
WHLR - Village of Martinsville, LLC	Delaware
WHLR - New Market Crossing, LLC	Delaware
WHLR – JEB, LLC	Virginia
WHLR – JANAF 1, LLC	Delaware
WHLR – JANAF 2, LLC	Delaware
WHLR - JANAF, LLC	Delaware
WHLR - JANAF BRAVO, LLC	Delaware
WHLR - JANAF BJ’s, LLC	Delaware
WHLR - JANAF OFFICE, LLC	Delaware
Cedar Brickyard, LLC	Delaware
Cedar Center Holdings L.L.C. 3	Delaware
Cedar-Fairview Commons, LLC	Delaware
Cedar Golden Triangle, LLC	Delaware
Cedar Hamburg, LLC	Delaware
Cedar PCP-San Souci, LLC	Delaware
Cedar-San Souci SPE, LLC	Delaware
Cedar-Second Member LLC	Delaware
Cedar Realty Trust Partnership, L.P.	Delaware
Cedar Southington Plaza, LLC	Delaware
Cedar-South Philadelphia II, LLC	Delaware
Cedar-South Philadelphia I, LLC	Delaware
Cedar-Timpany, LLC	Delaware
Cedar-Trexler, LLC	Delaware
Cedar-Trexler SPE, LLC	Delaware
CIF Loyal Plaza Associates Corp.	Delaware
CIF-Pine Grove Plaza Associates LLC	Delaware
Cedar-Coliseum FF, LLC	Delaware
EE SERVICES, LLC	Delaware
Cedar-Gold Star Plaza, LLC	Delaware
Gold Star Realty, Inc.	Pennsylvania
Greentree Road L.L.C. 1	Delaware
Greentree Road L.L.C. 2	Delaware
Pine Grove Plaza Associates, LLC	Delaware
Stanton CO. – FL, LLC	Delaware
Washington Center L.L.C. 1	Delaware
Washington Center L.L.C. 2	Delaware